UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Lakeview Avenue, Suite 200
West Palm Beach,	Florida	33401
(Address and zip code of principal executive offices)

(Registrant’s telephone number, including area code): (561) 802-4477

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Common Shares of Beneficial Interest, $0.01 par value	CLDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On January 5, 2021, in connection with the commencement of an at the market offering program through which Chatham Lodging Trust (the “Company”) may sell up to $100,000,000 of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), from time to time, the Company and Chatham Lodging, L.P. (the “Operating Partnership”) entered into a Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Regions Securities LLC, Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC (each an “Agent” and collectively the “Agents”).

In accordance with the terms of the Sales Agreement, the Company may offer to sell Common Shares having a maximum aggregate offering price of up to $100,000,000 from time to time through the Agents, acting as the Company’s sales agents. Sales of Common Shares, if any, will be made by means of ordinary brokers’ transaction on the New York Stock Exchange, in negotiated transactions (including block transactions) or in any other transaction that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales at prices related to the prevailing market prices or at negotiated prices subject to certain minimum prices, and/or any other method permitted by law, including in negotiated transactions (including block transactions). The Agents are entitled to compensation of up to 2.0% of the gross sales price per share for any Common Shares sold by them. Subject to the terms and conditions of the Sales Agreement, the Agents will use their commercially reasonable efforts to sell on the Company’s behalf any Common Shares to be offered by the Company under the Sales Agreement. The offering of Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all the Common Shares subject to the Sales Agreement, and (b) the termination of the Sales Agreement by the Agents or the Company.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the Common Shares in the Sales Agreement and also agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act.

The Common Shares sold under the Sales Agreement will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-251600) filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2020, which was declared effective by the SEC on January 5, 2021, a base prospectus dated January 5, 2021 and a prospectus supplement filed with the SEC on January 5, 2021. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Common Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The foregoing description of the material terms of the Sales Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement by and among the Company, the Operating Partnership and the Agents, a copy of which is filed as Exhibit 1.1 to this report and incorporated herein by reference.

An opinion of Venable LLP with respect to the validity of common shares that may be offered and sold pursuant to this prospectus supplement and the accompanying prospectus is filed herewith as Exhibit 5.1.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
1.1	Sales Agreement, dated January 5, 2021, by and among Chatham Lodging Trust, Chatham Lodging, L.P. and Cantor Fitzgerald & Co., Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Regions Securities LLC, Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC.
5.1	Opinion of Venable LLP regarding legality of shares.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

January 5, 2021	By:	/s/ Jeremy B. Wegner

Name: Jeremy B. Wegner
Title: Senior Vice President and Chief Financial Officer